Exhibit 99.2

     Pro Forma Condensed Combined Financial Statements (Unaudited)

     Basis of Presentation:

     The pro forma condensed combined statements of operations assume the acquisition of certain assets of Brite-Line Industries, Inc.
     ("Brite-Line") as if it had occurred at the beginning of the periods presented.

     The accompanying unaudited pro forma condensed consolidated balance sheet at August 30, 1996, combines the August 30, 1996 historical balance sheet of the Company and July 31, 1996 historical balance sheet of Brite-Line (latest balance sheet prior to the acquisition) as if the asset acquisition had occurred on August 30, 1996 and assumes that the asset acquisition was funded with borrowings under the Company's line of credit.

     The pro forma condensed combined financial statements do not purport to represent what the Company's results of operations would have been had the asset acquisition occurred on the dates indicated or for any future period or date. The pro forma adjustments give effect to available information and assumptions that management believes are reasonable. The condensed combined financial statements should be read in conjunction with the Company's historical financial statements and the historical financial statements of Brite-Line and notes thereto included herein.

                PLYMOUTH RUBBER COMPANY, INC. AND
             SUBSIDIARY PRO FORMA CONDENSED COMBINED
                          BALANCE SHEET

        (In Thousands Except Share and Per Share Amounts)

                           (UNAUDITED)


                           Plymouth Brite-Line
                          Historical  Historical
                           Aug. 30,  July 31,      Pro Forma     Combined
                             1995        1996     Adjustments 1  Pro Forma
ASSETS
Current Assets:
Accounts receivable, net $   7,118   $  1,485     $  (1,485)     $   7,118
Inventories                 11,067      1,410        (1,110)        11,367
Other current assets         2,981         83           (83)         2,981
  Total current assets      21,166      2,978        (2,678)        21,466

Plant assets, net            9,146        674          (674)         9,146
Other assets                 3,066         65           (65)         3,066

  TOTAL ASSETS           $  33,378 $    3,717     $  (3,417)     $  33,678

LIABILITIES AND
 STOCKHOLDERS' EQUITY
Current Liabilities:
Debt                    $   5,001   $   4,186       $ (3,886)     $  5,301
Accounts payable            4,104         837           (837)        4,104
Accrued expenses            3,597       1,487         (1,487)        3,597
Other current
 liabilities                1,669         160           (160)        1,669
  Total current
     liabilities           14,371       6,670         (6,370)       14,671

Borrowings                  5,045       2,739         (2,739)        5,045
Pension obligations         4,615           -              -         4,615
Other liabilities           2,767           -              -         2,767
 Total long-term
     liabilites            12,427       2,739         (2,739)       12,427
Stockholders' Equity
Redeemable convertible
 perferred stock                -       4,664         (4,664)            -
Common stock                2,002          79            (79)        2,002
Additional paid in capital  9,086       5,310         (5,310)        9,098
Retained earnings (deficit)(3,592)    (15,499)        15,499        (3,592)
Other stockholders' equity   (916)       (246)           246          (916)
  Total stockholders'
     equity                 6,580      (5,692)        (5,692)        6,580

TOTAL LIABILITIES &
 STOCKHOLDERS' EQUITY    $ 33,378   $    3,717  $     (3,417)     $ 33,678








  The accompanying notes are an integral part of these pro forma condensed combined financial statements.



                PLYMOUTH RUBBER COMPANY, INC. AND
             SUBSIDIARY PRO FORMA CONDENSED COMBINED
                     STATEMENT OF OPERATIONS

        (In Thousands Except Share and Per Share Amounts)

                           (Unaudited)


                           Year Ended
                       Plymouth  Brite-Line
                      Historical  Historical
                          Dec. 1,   Feb. 29,    Pro Forma       Combined
                          1995        1996      Adjustments    Pro Forma


Net sales                $ 53,293  $  7,467    $ (1,377)3(a)     $  59,383

Cost and Expenses
 Cost of products sold     40,621     5,629      (1,586)3(a)(b)     44,664
 Selling, general and
 administrative             9,395     2,910        (850)3(b)(c)     11,455
                           50,016     8,539      (2,436)            56,119


Operating income (loss)     3,277    (1,072)      1,059              3,264
Interest expense           (1,401)   (1,044)        836 3(d)        (1,609)
Other income (expense),
 net                        1,289       (49)         19 3(c)         1,259

Income before taxes         3,165    (2,165)      1,914              2,914
(Provision) benefit for
 income taxes                 (42)       -0-        100 3(e)            58

Net income               $  3,123  $ (2,165)   $  2,014           $  2,972


Per Share Data:
Net income               $    1.41                                $   1.34

Weighted average number
 of shares outstanding    2,219,147                                2,219,147



  The accompanying notes are an integral part of these pro forma condensed combined financial statements.

                PLYMOUTH RUBBER COMPANY, INC. AND
             SUBSIDIARY PRO FORMA CONDENSED COMBINED
                     STATEMENT OF OPERATIONS

        (In Thousands Except Share and Per Share Amounts)

                           (Unaudited)


                        Nine Months Ended
                        Plymouth  Brite-Line
                        Historical  Historical
                        Aug. 30,     July 31,       Pro Forma    Combined
                           1996        1996      Adjustments    Pro Forma




Net sales                $ 41,881  $  2,438    $   (627)4(a)     $   43,692

Cost and Expenses
 Cost of products sold     33,069     2,557         (891)4(a)(b)     34,735
 Selling, general and
 administrative             7,665     2,154         (660)4(b)(c)      9,159
                           40,734     4,711       (1,551)            43,894


Operating income (loss)     1,147    (2,273)         924               (202)
Interest expense             (962)     (912)         784  4(d)       (1,090)
Other income (expense),
 net                           19       (53)           0                (34)

Income before taxes           204    (3,238)       1,708             (1,326)
(Provision) benefit for
 income taxes               1,624        -0-         612 4(e)         2,236

Net income               $  1,828  $ (3,238)    $  2,320           $    910


Per Share Data:
Net income               $    0.82                               $    0.41
Weighted average number
 of shares outstanding    2,231,414                               2,231,414





  The accompanying notes are an integral part of these pro forma condensed combined financial statements.

     Notes to Pro Forma Condensed Combined Financial Statements


     Note 1 - Pro Forma adjustments to the condensed combined balance sheet


     Reflects the elimination of historical Brite-Line accounts and the allocation of $300,000 of purchase price solely to inventories acquired from Brite-Line. No Brite-Line liabilities were assumed. The total purchase price was funded through the Company's revolving line of credit. Since the total purchase price was less than the fair value of Brite-Line's plant and intangible assets acquired by the Company, such non-current assets were reduced to zero in accordance with the purchase method of accounting.


     Note 2 - Plymouth and Brite-Line fiscal years ended December 1, 1995 and the nine months ended August 30, 1996


     The unaudited pro forma condensed combined statements of operations reflect the transactions as though the Brite-Line assets had been acquired at the beginning of the period presented. The Company operates on a fiscal year which ended December 1, 1995. Brite-Line operated on a March 31 fiscal year end. The results of operations for the Company for the year ending December 1,1995 were combined with the results of operations of Brite-Line for the twelve months ended February 29, 1996, to determine the pro forma results of operations for the year ended December 1, 1995. The results of operations for the Company for the nine months ending August 30,1996 were combined with the results of operations of Brite-Line for the nine months ending July 31, 1996, to determine the pro forma results of operations for the nine months ended August 30, 1996. The unaudited revenues and net loss of Brite-Line during the four-month over-lapping period ended February 29, 1996 were $1,254,000 and $(1,241,000), respectively.

     The accompanying pro forma condensed combined balance sheet as of August 30, 1996, has been prepared as if the Brite-Line asset acquisition had occurred on August 30, 1996, utilizing the Company's August 30, 1996 historical balance sheet and Brite-Line's historical July 31, 1996 balance sheet (the last balance sheet prepared by Brite-Line prior to the acquisition of certain assets of Brite-Line by the Company).


     The accompanying pro forma condensed combined statement of operations for the year ended December 1, 1995 has been prepared as if the Brite-Line asset acquisition had occurred on December 3,
     1994.   The accompanying pro forma condensed combined statement of operations for the nine months ended August 30, 1996 , has been prepared as if the Brite-Line asset acquisition had occurred on December 2, 1995.


     Note 3 - Pro Forma adjustments to fiscal year ended December 1,
     1995:


     a.   Net sales and cost of products sold were reduced to eliminate
               (1) a thermo plastic product line sold by Brite-Line Industries, Inc. that has been discontinued by Brite-Line Technologies management in the amounts of $885,000 and $733,000, respectively, and (2) pro forma inter-company sales and cost of sales made by Plymouth Rubber Company, Inc. to
               Brite-Line Industries, Inc.($492,000).   In addition, cost of
               products sold has been reduced by $169,000 for the compensation and associated fringe benefits pertaining to staff reductions which occurred in conjunction with Plymouth's acquisition of Brite-Line.





     Notes to Pro Forma Condensed Combined Financial Statements
     (Continued)


     b. Cost of products sold and general and administrative expenses have been reduced by $192,000 and $22,000, respectively, pertaining to Brite-Line Industries' depreciation on fixed assets as no allocation of purchase price to fixed assets is made in the opening balance sheet of Brite-Line Technologies, Inc.

     c. Selling, general and administrative expenses have been reduced to reflect the decrease of salaries, wages, fringe benefits, travel and entertainment expenses associated with managerial and support staff reductions which occurred in conjunction with Plymouth's acquisition of Brite-Line. In addition, royalty and consulting expenses have been significantly reduced by the renegotiation and/or elimination of the service.

     d. Interest expense has been reduced to reflect both lower rates (using Plymouth's borrowing rate of 8.5% as compared to 36.5% paid by Brite-Line to a factor), and lower volume required to finance the working capital of Brite-Line Technologies, Inc. as compared to Brite-Line Industries, Inc.

     e. Income taxes reflect the net effect of the pro forma adjustments to Brite-Line's historical results calculated at applicable federal and statutory tax rates (40%).


     Note 4 - Pro Forma adjustments to the period ended August 30, 1996


     a.   Net sales and cost of products sold were reduced to eliminate
               (1) a thermo plastic product line sold by Brite-Line Industries, Inc. that has been discontinued by Brite-Line Technologies management in the amounts of $154,000 and $133,000, respectively, and (2) pro forma inter-company sales and cost of sales made by Plymouth Rubber Company, Inc. to
               Brite-Line Industries, Inc.($473,000).   In addition, cost of
               products sold has been reduced by $141,000 for the compensation and associated fringe benefits pertaining to staff reductions which occurred in conjunction with Plymouth's acquisition of Brite-Line.

     b. Cost of products sold and general and administrative expenses have been reduced by $144,000 and $27,000, respectively, pertaining to Brite-Line Industries' depreciation on fixed assets as no allocation of purchase price to fixed assets is made in the opening balance sheet of Brite-Line Technologies, Inc.

     c. Selling, general and administrative expenses have been reduced to reflect the decrease of salaries, wages, fringe benefits, travel and entertainment expenses associated with managerial and support staff reductions which occurred in conjunction with Plymouth's acquisition of Brite-Line. In addition, royalty and consulting expenses have been significantly reduced by the renegotiation and/or elimination of the service.

     d. Interest expense has been reduced to reflect both lower rates (using Plymouth's borrowing rate of 8.5% as compared to 36.5% paid by Brite-Line to a factor), and lower volume required to finance the working capital of Brite-Line Technologies, Inc. as compared to Brite-Line Industries, Inc.

     e. Income taxes reflect the net effect of the pro forma adjustments to Brite-Line's historical results calculated at applicable federal and statutory tax rates (40%).